Share Transfer Agreement

Transferor: Zhao Yao (hereinafter Party A)
Transferee: Shanxi Putai Resources Group Co., Ltd. (hereinafter Party B)

WHEREAS, Party A and Party B have been discussing certain arrangements under which Party A will transfer its stock ownership in Shanxi Puda Coal Group Co. Ltd (“Shanxi Coal”) to Party B, the parties hereto agree as follows:

1.
Now Party A agrees to transfer 18% among its total 20% stock ownership in Shanxi Coal to Party B at a purchase price of RMB 4,050,000. Party B will pay the purchase price within three months of the execution of this agreement. The closing of the transfer will occur on the date a government approval or confirmation with respect to the transfer is received.

2.	This agreement is in triplicate. Each party has one copy, and one copy shall be recorded at the Bureau of Industrial and Commercial Administration.

3.	This agreement becomes effective once both parties have signed it.

Party A: /s/ Zhao Yao
Date: September 13th, 2007

Party B: /s/ Shanxi Putai Resources Group Co., Ltd.
Date: September 13th, 2007